Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS ANNOUNCES COURT

APPROVES CLASS ACTION SUIT SETTLEMENT

PROVO, UTAH, February 9, 2010 — Nature’s Sunshine Products, Inc. (NASDAQ:NATR) announced today that a federal judge in the United States District Court for the District of Utah has issued an Order and Final Judgment approving the settlement of a consolidated class action suit brought against the Company, and various past and present directors and officers, alleging violations of the federal securities laws.  Information regarding the proposed settlement terms of the lawsuit, which are now final, can be found in the Company’s Form 10-Q for the quarter ended September 30, 2009, which was filed with the U.S. Securities and Exchange Commission, and which can be accessed via the Company’s website, www.natr.com.

The Court’s order dismisses the suit with prejudice.  The settlement also includes a release of all claims held by the class members.  All payments due under the terms of the settlement have been funded by the Company’s insurer.

“We are pleased that this matter is now behind us, and that we can focus more completely on growing our Company and enhancing shareholder value,” said Douglas Faggioli, President and CEO of Nature’s Sunshine.   “Through nearly four decades, our Company has developed into a leading provider of quality vitamins, herbs and supplements, with a distribution force of well over 600,000 people in more than 30 countries.  We are proud of our record, our ability to serve our distributors and sales managers, as well as their customers, and the esteem with which our Company is regarded.”

About Nature’s Sunshine Products

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom, Columbia, Brazil, Thailand, Israel, Singapore, Malaysia, Indonesia, the Philippines, Australia, Hong Kong, Taiwan, Russia, Ukraine, Latvia, Lithuania, Kazakhstan, Mongolia, Belarus, China, Poland, Germany, Austria, Norway, Sweden, the Czech Republic and the Netherlands. The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, and Norway. Additional information can be obtained at the Company’s website, www.natr.com.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement.  Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further  reviews  of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Contact:

Stephen M. Bunker	Steven S. Anreder
Chief Financial Officer	Anreder & Co.
Nature’s Sunshine Products, Inc.	286 Madison Avenue, Suite 907
Provo, Utah 84605-9005	New York, NY 10017
(801) 342-4370	(212) 532-3232